UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2014

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Securities Services — GDS 60 Wall Street 27th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                               Regulation FD.

On March 31, 2014, Mesabi Trust issued a press release announcing that the Trustees have nominated Mr. Michael P. Mlinar to stand for appointment to succeed the late Trustee, Mr. Norman F. Sprague III, M.D.  Mr. Norman F. Sprague III, M.D., who had served the Trust as one of the individual Trustees since 1981, passed away on March 14, 2014. In accordance with the terms of the Agreement of Trust, the Trustees have scheduled a special meeting of the holders of the Trust Certificates (“Unitholders”) at 11 AM Central Daylight Time on Wednesday, June 4, 2014 for the purpose of voting to approve a successor Trustee. The Trustees have set Monday, April 21, 2014 as the record date for the special meeting. It is anticipated that the Trustees will mail the proxy materials detailing the matters to be voted on at the special meeting of Unitholders on or about April 25, 2014. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K provided in Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01                               Financial Statements and Exhibits

(d)                                             Exhibits

99.1                                    Press Release dated March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

	By:	/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld
Assistant Vice President
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

Dated: April 1, 2014